June 30

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2022 (December 5, 2022)

ARCBEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

8401 McClure Drive

Fort Smith, Arkansas 72916

(479) 785-6000

(Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 Par Value	ARCB	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

ITEM 7.01 – REGULATION FD DISCLOSURE

ArcBest® (Nasdaq: ARCB) is providing its regular monthly update on the most recent information related to its fourth quarter 2022 financial results and business trends.

ArcBest Consolidated

On a preliminary basis, November 2022 consolidated revenues decreased approximately 2% on a per day basis compared to November 2021.

Asset-Based Operating Segment

Year-over-Year Monthly Business Trends:

	October 2022(1)	November 2022(2)

Billed Revenue/Day(3)	+7.0%	+4%
Total Tons/Day	-3.9%	-3%
Total Shipments/Day	+1.7%	+4%
Total Billed Revenue/CWT	+11.3%	+7%
Total Billed Revenue/Shipment	+5.2%	Flat
Total Weight/Shipment	-5.5%	-7%
1)	October 2022 metrics represent actual results. There were 21.0 workdays in both October 2022 and October 2021.
2)	November 2022 metrics have not been finalized and are preliminary. There were 20.0 workdays in both November 2022 and November 2021.
3)	Revenue for undelivered freight is deferred for financial statement purposes in accordance with the Asset-Based segment revenue recognition policy. Billed revenue per day has not been adjusted for the portion of revenue deferred for financial statement purposes.

Asset-Based business delivered year-over-year revenue growth due to a rational pricing environment, higher fuel surcharges and increased total shipments.  The November 2022 Asset-Based tonnage and shipment trends have been impacted by changes in freight profile and business mix as the ABF Freight network continues to be managed to optimize revenue and serve customers.

In November 2022, the year-over-year percentage change in LTL-rated tonnage and shipments increased in the mid-single digits versus the prior year period.  LTL-rated revenue per shipment increased by a percentage in the mid-single digits and LTL-rated weight per shipment was flat versus the prior year period.

The year-over-year total revenue per hundredweight increase in November 2022 followed a 17% increase in November 2021 versus November 2020.

The sequential changes in total daily tonnage and shipments from October to November 2022 were some of the best of the last ten years.

Asset-Light ArcBest Segment (not including FleetNet)

	September 2022(1)	October 2022(1)	November 2022(2)

Revenue/Day year-over-year change	+57.3%	+48.1%	-11%
Shipments/Day year-over-year change(3)	+71.7%	+70.9%	+7%
Revenue/Shipment year-over-year change(3)	-10.8%	-11.7%	-20%
Purchased Transportation Expense as a % of Revenue	81.9%	82.6%	84.0%
1)	September and October 2022 metrics represent actual results. There were 21.0 workdays in September and October 2022, as well as 21.0 workdays in September and October 2021.
2)	November 2022 metrics have not been finalized and are preliminary. There were 20.0 workdays in both November 2022 and November 2021.
3)	Changes in Shipments/Day and Revenue/Shipment do not include managed transportation solutions transactions for the ArcBest segment for the periods presented.

September 2022 and October 2022 comparisons to prior year metrics were affected by the acquired operations of MoLo on November 1, 2021.  MoLo operations were included in both November 2022 and November 2021 comparisons.  Year-over-year changes in revenue and purchased transportation expense as a percentage of revenue reflect continued softness in market rates combined with business mix changes. Fourth quarter 2022 operating expenses, excluding purchased transportation and purchase accounting amortization related to the MoLo acquisition, are projected to be comparable to third quarter 2022.  With 20 workdays in December 2022, there will be three fewer workdays in fourth quarter 2022, compared to third quarter 2022.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements and information in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding (i) our expectations about our intrinsic value or our prospects for growth and value creation and (ii) our financial outlook, position, strategies, goals, and expectations. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: the effects of widespread outbreak of an illness or disease, including the COVID-19 pandemic, or any other public health crisis, as well as regulatory measures implemented in response to such events; external events which may adversely affect us or the third parties who provide services for us, for which our business continuity plans may not adequately prepare us, including acts of war or terrorism or military conflicts; a failure of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely, data breach, and/or cybersecurity incidents; interruption or failure of third-party software or information technology systems or licenses; untimely or ineffective development and implementation of, or failure to realize potential benefits associated with, new or enhanced technology or processes, including the pilot test program at ABF Freight; the loss or reduction of business from large customers; the ability to manage our cost structure, and the timing and performance of growth initiatives; the cost, integration, and performance of any recent or future acquisitions, including the acquisition of MoLo Solutions, LLC, and the inability to realize the anticipated benefits of the acquisition within the expected time period or at all; market fluctuations and interruptions affecting the price of our stock or the price or timing of our share repurchase programs; maintaining our corporate reputation and intellectual property rights; nationwide or global disruption in the supply chain increasing volatility in freight volumes; competitive initiatives and pricing pressures; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance, fuel, and related taxes; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; relationships with employees, including unions, and our ability to attract, retain, and develop employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; union employee wages and benefits, including changes in required contributions to multiemployer plans; availability and cost of reliable third-party services; our ability to secure independent owner operators and/or operational or regulatory issues related to our use of their services; litigation or claims asserted against us; governmental regulations; environmental laws and regulations, including emissions-control regulations; default on covenants of financing arrangements and the availability and terms of future financing arrangements; self-insurance claims and insurance premium costs; potential impairment of goodwill and intangible assets; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; increasing costs due to inflation; seasonal fluctuations and adverse weather conditions; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s public filings with the Securities and Exchange Commission (the “SEC”).

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Se

ARCBEST CORPORATION

(Registrant)

Date:	December 5, 2022	/s/ Michael R. Johns
Michael R. Johns
Vice President – General Counsel
and Corporate Secretary